Letter to Shareholders
Technology & Corporate Development Progress Update
Date: 09/14/2010

To Our Valued Shareholders,

As XsunX continues development of its cross-industry CIGS technology, we wanted to provide an update not only on the progress in the laboratory but in other areas less explored in these newsletters, including sales efforts and technologies being developed to support our turn-key business model.

On the laboratory front, it has only been a month since we completed the assembly of the co-evaporation chamber and began calibration of the system.  With a large part of the calibration effort behind us we were able to recently begin co-evaporation of our cross-industry CIGS cell structure with the focus on continuous process testing, refinement, and improvement of the CIGS layer. In addition, last week we began the combination and refinement of the sputtering and co-evaporation processes necessary to produce complete CIGS devices. The combination of these different deposition techniques used to produce individual CIGS solar cells is the key differentiator to XsunX’s CIGSolar™ strategy.

With these important processes underway, we are again moving incrementally toward the production of full-size CIGSolar™ solar cells that combine both sputtering and high temperature co-evaporation deposition methods – a coupling seen by many experts as the optimal path toward reaching the highest conversion efficiencies possible in solar PV development.

A July 26, 2010 article published in Compound Semiconductor outlines recent work published by scientists at Johannes Gutenberg University Mainz pointing to the use of high temperature processes to combine the copper, indium, gallium, and diselenide to form the optimal CIGS solar cell. The technical article outlines findings, “that, indeed, the efficiency of the cells increases if the CIGS layer is created at a higher temperature,” a focus of the XsunX CIGSolar™ co-evaporation process.

Being developed in tandem are the techniques for the use of this unique technology as a replacement for silicon solar cells. XsunX understands that a viable replacement for silicon cells must be a robust end-to-end technology. To realize this turn-key solution, we have been working to further refine the techniques for placing the electrical collection grids on each cell and the interconnection, or tabbing and stringing, methods necessary to incorporate our CIGSolar™ cells into solar modules.

As progress in the lab continues, we have increased our business development efforts as well in order to attract new potential licensees. Our focus has been to offer JV manufacturing licenses under which we plan to work through existing solar companies to introduce our CIGSolar™ technology into multiple markets. In addition, we’ve been furthering sales discussions and negotiations with customers we’ve already brought into the developing sales channel. Our goal is to simultaneously mature the development of our technology and our sales channel to allow us to enter into license agreements by year’s end. While there is still a great deal of work to accomplish we believe that this goal may still be attainable.

Thank you for your continued support of our company. As always, if you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Joseph Grimes, President, XsunX, Inc.

Safe Harbor Statement: Matters discussed in this shareholder news letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder news letter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.